Exhibit 32.1

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. §1350

    Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chairman, President and Chief Executive Officer of Coeur Mining, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mitchell J. Krebs
Mitchell J. Krebs
February 18, 2026